INDEPENDENT AUDITORS' REPORT

To the Board of Trustees of Gardner Lewis Investment Trust and Shareholders of The Chesapeake Core Growth Fund:

In planning and performing our audit of the financial statements of The Chesapeake Core Growth Fund for the year ended February 28, 1998 (on which we have issued our report dated March 20, 1998), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

The  management  of  The  Chesapeake   Core  Growth  Fund  is  responsible   for
establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of February 28, 1998.

This report is intended solely for the information and use of management, the Board of Trustees, and the Securities and Exchange Commission.


Deloitte & Touche LLP

March 20, 1998

INDEPENDENT AUDITORS' REPORT

To the Board of Trustees of Gardner Lewis Investment Trust and Shareholders of The Chesapeake Growth Fund:

In planning and performing our audit of the financial statements of The Chesapeake Growth Fund for the year ended February 28, 1998 (on which we have issued our report dated March 20, 1998), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

The management of The Chesapeake Growth Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of February 28, 1998.

This report is intended solely for the information and use of management, the Board of Trustees, and the Securities and Exchange Commission.


Deloitte & Touche LLP

March 20, 1998